EXHIBIT 99.1

For Immediate Release

Media Contact:

Investor Relations
Charles Moskowitz
617-633-2259

"Short and Distort" Suit Brought By Typhoon Touch Technologies, Inc. Against Defendant Lawrence E. Harris

Seattle, WA July 14, 2008 - Typhoon Touch Technologies, Inc. (TYTT.OB) (www.typhoontouchtech.com), owner of foundational intellectual property in the area of portable touch-screen computing, announced today that in response to what Typhoon has alleged in its complaint is an attempt by defendant Lawerence E. Harris to manipulate the market for Typhoon's stock via a "short and distort" campaign as well as repeated acts of intimidation (including threats by defendant Harris to use his influence as the former Chief Economist for the Securities and Exchange Commission) directed at Typhoon so as to coerce Typhoon into an improper private sale transaction;  Typhoon  filed a complaint against defendant Lawrence E. Harris (Professor of Finance and Business Economics at the University of Southern California - Los Angeles) on July 14, 2008 in the Supreme Court for the State of New York, New York County.

In six causes of action the complaint seeks monetary damages and an injunction enjoining Mr. Harris from (i) threatening Typhoon and its officers, directors and employees with attempts to harm Typhoon's business or with the making of false reports to the Securities and Exchange Commission, or any other regulatory or prosecutorial agency; and (ii) from making false reports to the Securities and Exchange Commission or any other regulatory or prosecutorial agency.

Typhoon has alleged in its complaint that defendant Larry Harris has engaged in a "short and distort" campaign against Typhoon, as well as sought to intimidate and coerce Typhoon into entering into a private transaction, selling stock to defendant Harris at a price below the market, such that defendant Harris can cover his short position to Typhoon's detriment and defendant Harris's financial gain. The Complaint further alleges that defendant Harris has used the financial websites, message boards and blogs to improperly influence the market for Typhoon's stock and has simultaneously threatened Typhoon with regulatory scrutiny unless he is relieved of his short position.

About Typhoon Touch Technologies

Typhoon Touch Technologies, Inc. (TYTT.OB), a Nevada corporation, is the owner of foundational intellectual property in the area of portable touch-screen computing. Please visit www.typhoontouchtech.com for more information.

Note to editors: Copies of the lawsuit are attached as an exhibit to the Company's 8K filing made today.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that the Company licensing agreement with Nova Mobility will enhance product development or result in innovative products or applications, or the growth potential of touch technology and the ability of the companies to capitalize on this market.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the development of an early stage technology company and its products and the entry into new markets for our products and services. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our recent current reports on Form 8-K, our annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic and current reports filed from time-to-time with the Securities and Exchange Commission.